Exhibit 99.1

FOR IMMEDIATE RELEASE May 2, 2024	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE 2024 SECOND FISCAL QUARTER ENDED MARCH 26, 2024

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the 2024 second fiscal quarter.

Key highlights of the Company’s financial results include:

●	Total Revenues for the quarter increased 1.9% to $35.4 million compared to the second quarter of fiscal 2023

●	Same Store Sales for company-owned Bad Daddy’s restaurants decreased 3.2% for the quarter compared to the second quarter of fiscal 2023

●	Same Store Sales for company-owned Good Times restaurants increased 0.9% for the quarter compared to the second quarter of fiscal 2023

●	Net Income Attributable to Common Shareholders was $0.6 million for the quarter

●	The Company ended the quarter with $4.0 million in cash and $1.3 million of long-term debt

●	The Company repurchased 252,496 shares of its common stock during the quarter

Ryan M. Zink, the Company’s Chief Executive Officer, said, “Our Good Times brand continued to produce impressive same store sales this quarter considering the unfavorable weather in the Colorado market, and we are excited about the trends we are experiencing so far in the third fiscal quarter. During the first week of the third quarter, we commenced our fourth remodel, including structural repairs, and during which we expect to be closed for approximately five weeks. Like our other remodels, this one will include new signage, an exterior refresh and a mural inspired by Colorado heritage, created by a local artist. In April we began the pilot phase of our next-generation point-of-sale system, in test at two locations. We selected the Toast point-of-sale system after several months of system evaluations, contract negotiations, configuration and testing. This is the latest initiative in our strategic plan to modernize our brand. The intuitive user interface will enhance the employee experience, which in turn will translate into more efficient order entry and payment, and ultimately, faster speed of service. Upon a successful pilot period, we expect to rapidly roll out this new system throughout the Company-owned restaurants. Additionally, during the quarter, we featured our fish sandwich, a perennial spring favorite, which exceeded our prior year sales by 14% and which was accompanied by seasoned tots and Cold Brew Crunch, our custard flavor of the month. Near the beginning of the third quarter, we added an additional hour of service time in many of our restaurants as late-night meals and snacks gain in popularity. Our experienced Good Times team continues to impress me as they adapt to dynamically changing customer behavior in the highly competitive quick service segment of the industry.”

Mr. Zink continued, “I am also thrilled with the improvement in top-line trends at our Bad Daddy’s brand. In addition to the sequential quarterly improvement in same store sales, we have significantly improved our performance compared with the Black Box casual dining benchmark. After lagging the index for much of the prior year, Bad Daddy’s is trending similarly to, and in some weeks exceeding, that benchmark. We believe our improvement is due to our management team’s improved focus on operations excellence and the efforts we are making to revitalize our bar execution and beverage program. During the quarter we launched one-day promos related to Margarita Day, St. Patrick’s Day, and certain sporting events that positively affected both guest traffic and bar-centric traffic. In March, our bar mix, as a percentage of on-premises sales, increased compared to the prior year, which was the first month we have seen such growth in more than a year. To celebrate both Cinco De Mayo and National Burger Month, during May we will offer a Birria Burger that features a house-made consommé with a powerful flavor profile that is particularly relevant. As we continue to develop solid processes for introducing new and reoccurring limited time products, our operations team remains truly focused on driving a step change in hospitality as we continue to differentiate our brand from others in casual dining that have reduced portion sizes, taken an indifferent attitude toward product quality and compromised on service.”

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry.  Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

“Our vision and strategy for both brands is rooted in a belief that consistency in restaurant operations and genuine hospitality, appropriate both to the concept and to the guest’s dining occasion, are the strongest drivers of reliable same store sales increases. I believe that our operations leadership at both concepts and all of our support capability leaders are aligned with this approach.” Zink concluded.

Additionally, the Company announced that it was in negotiations to purchase the currently franchised Good Times in the Denver suburb of Parker, Colorado. The Company anticipates this transaction to close prior to the end of the third fiscal quarter.

Conference Call: Management will host a conference call to discuss its second quarter 2024 financial results on Thursday, May 2, 2024 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Keri A. August, its Senior Vice President of Finance and Accounting.

The conference call can be accessed live over the phone by dialing (800) 715-9871, participant code 3596495. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

Good Times Restaurants Inc. (Nasdaq: GTIM)

Good Times Restaurants Inc. owns, operates, and licenses 41 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 31 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 26, 2023 filed with the SEC, and other filings with the SEC.

GOOD TIMES RESTAURANTS INC. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Quarter Ended (13 weeks)		Year-to-Date (26 weeks)
	March 26, 2024	March 28, 2023	March 26, 2024	March 28, 2023
NET REVENUES:
Restaurant sales	$35,265	$34,568	$68,211	$67,747
Franchise revenues	173	217	359	432
Total net revenues	35,438	34,785	68,570	68,179

RESTAURANT OPERATING COSTS:
Food and packaging costs	10,599	10,655	20,926	21,262
Payroll and other employee benefit costs	12,266	11,989	23,890	23,537
Restaurant occupancy costs	2,613	2,428	5,118	4,886
Other restaurant operating costs	5,105	4,826	9,833	9,318
Preopening costs	-	30	-	30
Depreciation and amortization	926	911	1,853	1,821
Total restaurant operating costs	31,509	30,839	61,620	60,854

General and administrative costs	2,554	2,297	4,867	4,675
Advertising costs	824	778	1,916	1,672
Impairment of long-lived assets	-	76	-	76
Loss (gain) on restaurant and equipment asset sale	4	(22)	(6)	(22)
Litigation contingencies	(97)	-	(97)	-

INCOME FROM OPERATIONS:	644	817	270	924

OTHER EXPENSE:
Interest expense, net	(42)	(26)	(74)	(38)

NET INCOME BEFORE INCOME TAXES:	602	791	196	886

Provision for income taxes	78	9,952	1	9,952

NET INCOME:	$680	$10,743	$197	$10,838
Income attributable to non-controlling interests	(62)	(122)	(135)	(344)

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$618	$10,621	$62	$10,494

NET INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$0.06	$0.90	$0.01	$0.88
Diluted	$0.06	$0.89	$0.01	$0.88

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	11,136,207	11,818,651	11,256,893	11,930,140
Diluted	11,230,717	11,884,123	11,352,592	11,985,254

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Balance Sheet Data	March 26, 2024	September 26, 2023
Cash and cash equivalents	$4,000	$4,182

Current assets	$7,064	$6,521

Total assets	$88,955	$91,088

Current liabilities	$15,579	$14,890

Shareholders’ equity	$32,135	$32,994

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Second Quarter (13 weeks)		Year-to-Date (26 weeks)		Second Quarter (13 weeks)		Year-to-Date (26 weeks)
	2024	2023	2024	2023	2024	2023	2024	2023
Restaurant sales	$26,448	$26,342	$50,568	$51,507	$8,817	$8,226	$17,643	$16,240
Restaurants opened during period	-	-	-	-	-	-	-	-
Restaurants closed during period	-	1	-	1	-	-	-	-
Restaurants open at period end	40	39	40	39	25	23	25	23

Restaurant operating weeks	520	507	1,040	1,027	325	299	650	598

Average weekly sales per restaurant	$50.9	$52.0	$48.6	$50.2	$27.1	$27.5	$27.1	$27.2

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Quarter Ended (13 Weeks)
	March 26, 2024		March 28, 2023		March 26, 2024		March 28, 2023		March 26, 2024	March 28, 2023
Restaurant sales	$ 26,448	100.0%	$ 26,342	100.0%	$ 8,817	100.0%	$ 8,226	100.0%	$ 35,265	$ 34,568

Restaurant operating costs (exclusive of depreciation and amortization and preopening, shown separately below):
Food and packaging costs	8,031	30.4%	8,052	30.6%	2,568	29.1%	2,603	31.6%	10,599	10,655
Payroll and benefits costs	9,172	34.7%	9,143	34.7%	3,094	35.1%	2,846	34.6%	12,266	11,989
Restaurant occupancy costs	1,743	6.6%	1,693	6.4%	870	9.9%	735	8.9%	2,613	2,428
Other restaurant operating costs	3,895	14.7%	3,811	14.5%	1,210	13.7%	1,015	12.3%	5,105	4,826
Restaurant-level operating profit	$3,607	13.6%	$3,643	13.8%	$1,075	12.2%	$1,027	12.5%	$4,682	$4,670

Franchise revenues									173	217
Deduct - Other operating:
Depreciation and amortization									926	911
General and administrative									2,554	2,297
Advertising costs									824	778
Litigation contingencies									(97)	-
Impairment of long-lived assets									-	76
Loss (gain) on restaurant and equipment asset sales									4	(22)
Pre-opening costs									-	30
Total other operating									4,211	4,070

Income from operations									$644	$817

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Year-to-Date Period Ended (26 weeks)
	March 26, 2024		March 28, 2023		March 26, 2024		March 28, 2023		March 26, 2024	March 28, 2023
Restaurant sales	$50,568	100.0%	$51,507	100.0%	$17,643	100.0%	$16,240	100.0%	$68,211	$67,747
Restaurant operating costs (exclusive of depreciation and amortization, and preopening, shown separately below:
Food and packaging costs	15,640	30.9%	16,025	31.1%	5,286	30.0%	5,237	32.2%	20,926	21,262
Payroll and benefits costs	17,813	35.2%	17,898	34.7%	6,077	34.4%	5,639	34.7%	23,890	23,537
Restaurant occupancy costs	3,461	6.8%	3,425	6.6%	1,657	9.4%	1,461	9.0%	5,118	4,886
Other restaurant operating costs	7,476	14.8%	7,333	14.2%	2,357	13.4%	1,985	12.2%	9,833	9,318
Restaurant-level operating profit	$6,178	12.2%	$6,826	13.3%	$2,266	12.8%	$1,918	11.8%	$8,444	$8,744

Franchise revenues									359	432
Deduct - Other operating:
Depreciation and amortization									1,853	1,821
General and administrative									4,867	4,675
Advertising costs									1,916	1,672
Litigation contingencies									(97)	-
Impairment of long-lived assets									-	76
Gain on restaurant and equipment asset sales									(6)	(22)
Pre-opening costs									-	30
Total other operating									8,533	8,252

Income from operations									$270	$924

Certain percentage amounts in the table above may not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2024 and fiscal 2023, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Quarter Ended (13 weeks)		Year-to-Date (26 weeks)
	March 26, 2024	March 28, 2023	March 26, 2024	March 28, 2023
Adjusted EBITDA:
Net Income, as reported	$618	$10,621	$62	$10,494
Depreciation and amortization	929	900	1,858	1,767
Interest expense, net	42	25	74	38
Provision for income taxes	(78)	(9,952)	(1)	(9,952)
EBITDA	1,511	1,594	1,993	2,347
Preopening expense	-	30	-	30
Non-cash stock-based compensation	40	43	78	89
Asset Impairment	-	76	-	76
GAAP rent-cash rent difference	(163)	(190)	(326)	(314)
Loss (gain) on restaurant and equipment asset sales	4	(22)	(6)	(22)
Litigation contingencies	(97)	-	(97)	-
Adjusted EBITDA	$1,295	$1,531	$1,642	$2,206

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

2 Depreciation and amortization, the difference between GAAP rent and cash rent and the loss (gain) on restaurant and equipment asset sales have been reduced by any amounts attributable to non-controlling interests.